Exhibit 99.1

NASDAQ Obtains Clearance From the Committee On Foreign Investment in the United States

Monday December 31, 12:00 pm ET

Plans for Proposed Acquisition of OMX AB On Track

NASDAQ Formally Withdraws Stand-alone Offer for OMX, Will Proceed

With Acquisition of OMX From Borse Dubai

NEW YORK, Dec. 31, 2007 — The Nasdaq Stock Market, Inc. today announced that it has obtained clearance from The Committee on Foreign Investment in the United States (CFIUS) concerning Borse Dubai’s investment in NASDAQ, which will allow NASDAQ to proceed with its plans to combine with Stockholm-based OMX AB (publ) (OMX). NASDAQ and Borse Dubai Limited (Borse Dubai) had previously voluntarily submitted their agreement to CFIUS for review.

As a result of CFIUS approval, NASDAQ said today that as part of its transaction with Borse Dubai, announced on September 20, 2007, it has formally withdrawn its offer for OMX and supports Borse Dubai’s all cash offer of SEK 265 per share to acquire OMX. All other previously agreed conditions for Borse Dubai to open its offer have now been fulfilled or waived in accordance with the agreements between Borse Dubai and NASDAQ. Provided Borse Dubai owns in total at least 67% of the shares of OMX and the conditions for closing the transaction under the agreement with NASDAQ have been satisfied or waived, Borse Dubai will sell all OMX shares it owns to NASDAQ for consideration in NASDAQ shares and cash, as previously announced. At the same time, NASDAQ will make an investment in Dubai International Financial Exchange, as previously announced.

NASDAQ’s now-withdrawn stand-alone offer for OMX was conditional upon being accepted to such an extent that NASDAQ becomes the owner of shares representing more than 90 percent of the outstanding shares in OMX on a fully diluted basis(1). Borse Dubai will open its offer for OMX for acceptances when the offer document has been approved by relevant authorities.

Taking into account that Borse Dubai today, before the opening of its offer, controls shares, options and irrevocable undertakings which will result in Borse Dubai holding approximately 48.3 percent of OMX’s issued share capital and votes when the options and irrevocable undertakings are exercised in accordance with what has previously been announced, it is clear that the 90 percent acceptance condition in NASDAQ’s stand-alone offer cannot be fulfilled.

NASDAQ therefore announces today that it withdraws its stand-alone offer for OMX, in accordance with the agreements with Borse Dubai and as presented in statement AMN 2007:32 from the Swedish Securities Council.

(1) Condition number 1 in NASDAQ’s announcement of the NASDAQ offer from May 25, 2007.

About NASDAQ

NASDAQ is the largest U.S. equities exchange. With approximately 3,100 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks as well as a leading liquidity pool for trading NYSE-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. NASDAQ cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the transactions contemplated by NASDAQ’s agreements with Borse Dubai and OMX and the date on which Borse Dubai’s offer for OMX will be opened for acceptances. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including the definitive proxy statement filed on November 19, 2007 and its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and the SEC’s website at http://www.sec.gov. NASDAQ undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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